UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 21, 2003

(Date of Earliest Event Reported: August 20, 2003)

Commission File No. 1-12785

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	31-1486870
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Nationwide Plaza

Columbus, Ohio 43215

(614) 249-7111

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Item 5. Other Events.

On August 20, 2003, Nationwide Financial Services, Inc. (NFS) issued a press release reporting the election of Martha Miller de Lombera to the board of directors of NFS effective August 20, 2003 for a term ending at the company’s annual meeting in 2006.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Press release dated August 20, 2003 reporting the election of Martha Miller de Lombera to the board of directors of NFS effective August 20, 2003 for a term ending at the company’s annual meeting in 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC. (Registrant)

Date: August 21, 2003	/s/ Mark R. Thresher
Mark R. Thresher Senior Vice President – Chief Financial Officer